Exhibit 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE THIRD QUARTER RESULTS

EXCEED COMPANY’S GUIDANCE

Company Reports $0.13 per Diluted Share from Continuing Operations

Compared to Earnings Guidance Range of Breakeven to $0.10

Company Raises 2010 EPS Range to $1.30 to $1.35 from $1.20 to $1.35

Company Provides Fourth Quarter 2010 EPS Guidance Range of $0.38 to $0.43

Company Announces Cluster Market Acquisitions in each of its Three Operating Divisions

LOUISVILLE, Ky. (November 1, 2010) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today announced its operating results for the third quarter ended September 30, 2010.

Highlights:

•	Consolidated revenues for the quarter totaled $1.0 billion, approximately the same as a year ago

•	Diluted earnings per share were $0.13 compared to last year’s $0.14

–	Hospital operating income was in line with expectations despite soft volumes

–	Nursing and rehabilitation center admissions grew 9% in the third quarter compared to last year

–	Peoplefirst Rehabilitation operating income rose 30% from the third quarter last year

–	Overall results for the quarter benefited from effective cost controls across the organization

–	Current quarter includes previously announced tax benefit of $0.07 per diluted share

–	Transaction costs in the current quarter reduced earnings per diluted share by $0.01

•	Operating cash flows grew 18% to $68 million in the third quarter compared to last year

•	Company announces cluster market acquisitions in each of its three operating divisions

–	Company completed the acquisition of five long-term acute care (“LTAC”) hospitals for $178 million in cash in its southern California cluster market

–	Company acquired three owned nursing and rehabilitation centers for $38 million in cash in its Dallas-Fort Worth cluster market

–	Company announced a definitive agreement to acquire a home health company in its Ohio cluster market

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680 South Fourth Street       Louisville, Kentucky 40202

502.596.7300             www.kindredhealthcare.com

Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 1, 2010

Continuing Operations

Consolidated revenues for the third quarter ended September 30, 2010 totaled $1.0 billion, approximately the same as last year’s third quarter. Income from continuing operations for the third quarter of 2010 totaled $5.1 million or $0.13 per diluted share compared to $5.4 million or $0.14 per diluted share in the third quarter last year.

Third quarter 2010 operating results included pretax charges related to transaction costs of $0.8 million ($0.5 million net of income taxes or $0.01 per diluted share).

As expected, the Company recorded a $2.9 million or $0.07 per diluted share favorable income tax adjustment in the third quarter of 2010. This adjustment was included in the Company’s previously issued third quarter earnings guidance.

Operating results for the third quarter of 2009 included a favorable income tax adjustment that increased net income by $1.7 million or $0.04 per diluted share.

For the nine months ended September 30, 2010, consolidated revenues increased 1% to $3.2 billion compared to the first nine months of 2009. Income from continuing operations totaled $36.4 million or $0.92 per diluted share for the first nine months of 2010 compared to $46.3 million or $1.18 per diluted share in the same period a year ago.

Consolidated operating results for the first nine months of 2010 included certain items that, in the aggregate, reduced net income by approximately $0.4 million or $0.01 per diluted share.

Discontinued Operations

From time to time, the Company enters into transactions related to the divestiture of unprofitable businesses. For accounting purposes, the historical operating results of these businesses and gains or losses associated with these operations have been classified as discontinued operations in the Company’s consolidated statement of operations for all historical periods.

In the third quarter of 2010, the Company reported a loss from discontinued operations of $0.3 million or $0.01 per diluted share compared to breakeven results in the third quarter of 2009.

For the first nine months of 2010, the Company reported a loss from discontinued operations of $0.3 million or $0.01 per diluted share compared to a loss of $1.5 million or $0.04 per diluted share in the first nine months of 2009.

Operating results for the first nine months of 2009 included a loss on the divestiture of discontinued operations totaling $24.0 million or $0.61 per diluted share.

Management Commentary

Paul J. Diaz, President and Chief Executive Officer of the Company, remarked, “We are pleased to report good third quarter results. Our nursing and rehabilitation center admissions growth was solid and we generally did a good job of controlling our costs in each of our divisions. Peoplefirst Rehabilitation reported 30% growth in operating income and signed 54 net additional unaffiliated contracts during the quarter. However, the softness in hospital admissions, as well as reimbursement pressures in both our hospitals and nursing centers, negatively impacted otherwise strong operating results.”

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Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 1, 2010

Commenting on the Company’s cash flows, Mr. Diaz noted, “We continue to generate strong operating cash flows for investment and other capital uses to create value for our shareholders. Operating cash flows grew 18% to $68 million in the third quarter and 6% to $151 million for the first nine months of 2010 compared to last year. Likewise, free cash flows, defined as operating cash flows less routine capital spending, grew 13% to $39 million in the third quarter and 21% to $82 million for the first nine months of this year compared to a year ago. We believe that our operating cash flows will fund substantially all of our routine and development capital spending in 2010.”

Mr. Diaz further commented, “Our development and acquisition efforts over the past several years have added a substantial number of successful new sites of service in our cluster markets, many of which have included owned real estate. While a number of our development projects have not yet reached stabilization, we now operate 40 owned facilities that have provided, after the allocation of corporate overhead, approximately $62 million or 30% of our consolidated income before interest, income taxes, depreciation and amortization (“EBITDA”) over the past twelve months. Prudent investment of our free cash flows and unused borrowing capacity in owned real estate is one of several growth strategies that should further position us to enhance shareholder value in the future.”

Earnings Guidance – Continuing Operations

The Company raised its 2010 earnings guidance for continuing operations. The Company expects consolidated revenues for 2010 to approximate $4.3 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rent, is expected to range from $569 million to $574 million. Rent expense is expected to approximate $358 million, while depreciation, amortization and net interest expense are expected to approximate $129 million. Income from continuing operations for 2010 is expected to approximate $51 million to $54 million or $1.30 to $1.35 per diluted share (based upon diluted shares of 38.9 million).

The Company also provided its earnings outlook for the fourth quarter of 2010, estimating diluted earnings per share between $0.38 to $0.43 (based upon diluted shares of 38.9 million).

With respect to the Company’s liquidity, management noted that operating cash flows for fiscal 2010 should range between $190 million to $210 million.

The Company anticipates that routine capital spending (expenditures necessary to maintain existing facilities that generally do not increase capacity or add services) for 2010 will approximate $105 million to $110 million, hospital development capital spending (primarily new facility construction) should approximate $40 million to $45 million and nursing and rehabilitation center development capital spending (primarily the addition of transitional care services for higher acuity patients and new facility construction) should approximate $20 million to $25 million. Management expects that substantially all of these expenditures will be financed through internal sources.

The Company’s earnings guidance for continuing operations reflects the anticipated impact of reimbursement changes related to the revised Medicare patient classification categories under the resource utilization grouping system (“RUGs IV”) and related policies for nursing centers and rehabilitation therapy services that became effective on October 1, 2010. While not material to the fourth quarter, the five LTAC hospitals and three nursing and rehabilitation centers recently acquired by the Company are included in the Company’s earnings guidance. The earnings guidance does not reflect any other reimbursement changes or acquisitions, nor does it include any divestitures or repurchases of common stock.

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Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 1, 2010

Mr. Diaz noted, “We look forward to continued progress in each of our operating divisions as we focus on the execution of our strategic operating plan. The fourth quarter of 2010 will present a number of operational challenges, including significant Medicare reimbursement changes in our nursing center and Peoplefirst rehabilitation businesses. Notwithstanding the reimbursement changes in our businesses, our continued focus on the quality of our services, our clinical outcomes and our value proposition as a low cost provider will continue to drive our operating results and business success.”

Cluster Market Development Update

Completion of Vista Healthcare Acquisition

The Company also announced that its subsidiaries have completed the previously announced acquisition of five LTAC hospitals from Vista Healthcare, LLC (“Vista”) for a purchase price of $178 million in cash (the “Vista Acquisition”). The Company financed the Vista Acquisition with proceeds from its revolving credit facility.

The Vista Acquisition includes four freestanding hospitals and one hospital-in-hospital with a total of 250 beds all located in southern California. The acquired assets currently generate annualized revenues of approximately $150 million and earnings before interest, income taxes, depreciation and amortization of approximately $27 million. The Company did not acquire the working capital of Vista or assume any of its liabilities. All of the Vista hospitals are leased.

Mr. Diaz commented, “The Vista Acquisition is a great opportunity for us to take advantage of the growing demand for our services in southern California. The Vista hospitals provide high quality services and care for patients with high acuity levels. We also believe that the clinical service offerings provided by Vista will allow us to attract more commercial and managed care business.”

Mr. Diaz continued, “We are excited to have Vista’s employees join our organization and believe they bring resources and expertise that will complement our existing operations and local teams. We look forward to integrating our operations with Vista as soon as possible and to the continued growth of our Hospital Division.”

Acquisition of Three Dallas Nursing and Rehabilitation Centers

In September, the Company announced that its subsidiaries had completed the acquisition of three nursing and rehabilitation centers in the Dallas-Fort Worth market for a purchase price of $38 million in cash. The Company financed this transaction with proceeds from its revolving credit facility.

These three owned nursing and rehabilitation centers have a total of 405 beds and currently generate annualized revenues of approximately $24 million and earnings before interest, income taxes, depreciation and amortization of approximately $3 million. The Company acquired the real estate associated with these recently constructed nursing and rehabilitation centers but did not acquire the working capital or assume any of the liabilities associated with these nursing and rehabilitation centers.

Definitive Agreement to Acquire Home Health Company in Ohio

The Company also recently announced that its subsidiaries have signed a definitive agreement to acquire a home health company in Ohio. The financial terms of the transaction were not disclosed. The Company expects to finance the transaction with proceeds from its revolving credit facility.

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Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 1, 2010

The home health company operates ten locations primarily in the central and northeastern regions of Ohio. The Company currently operates two LTAC hospitals and nine nursing and rehabilitation centers within the service areas of these home health operations. In addition, the Company’s Peoplefirst home care and hospice business currently provides hospice services in Columbus and Dayton, Ohio.

The assets being acquired currently generate annualized revenues of approximately $13 million and earnings before interest, income taxes, depreciation and amortization of approximately $2 million.

The transaction is subject to several regulatory approvals and other conditions to closing and is expected to close by the end of 2010.

Within the first year following the closing of the Vista Acquisition, the Dallas nursing and rehabilitation center transaction and the Ohio home health transaction, the Company expects to incur certain transition costs that are expected to range from $4 million to $6 million. Excluding these costs, the Company expects that these transactions will be slightly accretive to earnings in 2010 and $0.18 to $0.23 per diluted share accretive to earnings upon completion of the integration process. The Company’s estimate of earnings accretion includes the expected negative impact of refinancing its current $500 million revolving credit facility, including both its existing indebtedness and the amounts used to finance these transactions.

Other Cluster Market Development Activities

With respect to the Company’s ongoing development activities, Mr. Diaz remarked, “We are continuing to construct three additional hospitals that will open over the next 15 months. In the first nine months of this year, we acquired a combined 241-bed skilled nursing/assisted living facility to further expand our presence in the Cleveland market. In other cluster markets, we recently opened a new 74-bed replacement hospital in Houston and began construction of a new 120-bed transitional care center in Indianapolis. We also acquired two hospitals and two nursing centers that were previously leased and opened a new replacement hospital in Sacramento, California. Finally, the ongoing development of our five hospital-based subacute units, 36 transitional care centers and 94 transitional care units is on track.”

Mr. Diaz concluded, “We are continuing to expand our continuum of post-acute care services in our key cluster markets to support the growing interest among public and private payors for integrated care. The Vista Acquisition adds five quality hospitals to our southern California cluster market. In the Dallas nursing and rehabilitation center transaction, we acquired three relatively new, owned facilities and plan to develop them into transitional care centers to complement our existing hospital services in the Dallas-Fort Worth cluster market, where we currently operate six hospitals. The Dallas transaction also expanded our owned real property base. These acquisitions, along with our ongoing development and acquisition activities, will allow us to better serve the needs of patients, residents, physicians and payors of healthcare in our cluster markets and reflect our continued confidence in our strategic plan.”

Webcast of Conference Call

As previously announced, investors and the general public can access a live webcast of the third quarter 2010 conference call through a link on the Company’s website at www.kindredhealthcare.com. The conference call will be held November 2, 2010 at 11:00 a.m. Eastern Time.

A telephone replay of the conference call will be available at approximately 2:00 p.m. on November 2 by dialing (719) 457-0820, access code: 3154807. The replay will be available through November 10.

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Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 1, 2010

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, development opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to integrate the operations of the acquired hospitals, nursing centers and home health operations and realize the anticipated revenues, economies of scale, cost synergies and productivity gains, (b) the impact of healthcare reform, which will initiate significant reforms to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors. Healthcare reform will impact each of the Company’s businesses in some manner. Due to the substantial regulatory changes that will need to be implemented by the Centers for Medicare and Medicaid Services and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (c) changes in the reimbursement rates or the methods or timing of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers, and the expiration of the Medicare Part B therapy cap exception process, (d) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (e) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007 (the “SCHIP Extension Act”), including the ability of the Company’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the moratorium on future hospital development, (f) the impact of the expiration of several moratoriums under the SCHIP Extension Act which could impact the short stay rules, the budget neutrality adjustment as well as implement the policy known as the “25 Percent Rule,” which would limit certain patient admissions, (g) failure of the Company’s facilities to meet applicable licensure and certification requirements, (h) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (i) the Company’s ability to meet its rental and debt service obligations, (j) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas, Inc. (NYSE:VTR), (k) the condition of the financial markets, including volatility and deterioration in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (l) national and regional economic, financial, business and political conditions, including their effect on the availability

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Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 1, 2010

and cost of labor, credit, materials and other services, (m) the Company’s ability to control costs, particularly labor and employee benefit costs, (n) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (o) the Company’s ability to attract and retain key executives and other healthcare personnel, (p) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (q) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims, (r) the Company’s ability to successfully dispose of unprofitable facilities, (s) events or circumstances which could result in impairment of an asset or other charges, (t) changes in generally accepted accounting principles (“GAAP”) or practices, and (u) the Company’s ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

As noted above, the Company’s earnings release includes two financial measures referred to as (a) operating income and (b) EBITDA. The Company’s management uses operating income and EBITDA as meaningful measures of operational performance in addition to other measures. The Company uses operating income and EBITDA to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes these measurements are important because securities analysts and investors use these measurements to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income and EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. Reconciliations of (a) the estimated operating income to income from continuing operations provided in the Company’s earnings guidance and (b) actual EBITDA to income from continuing operations for the twelve months ended September 30, 2010 is included in this press release.

As noted above, the Company discusses the financial measure of free cash flows available for investment and other capital uses. The Company recognizes that free cash flows available for investment and other capital uses is a non-GAAP measurement and is not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. The Company believes that this non-GAAP measurement provides important information to investors related to the amount of discretionary cash flows that are available for other investing and other financing activities. In addition, management uses free cash flows available for investment and other capital uses in making decisions related to acquisitions, development capital expenditures, long-term debt repayments and other uses.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-200 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of over $4.2 billion and approximately 54,700 employees in 40 states. At September 30, 2010, Kindred through its subsidiaries provided healthcare services in 650 locations, including 83 long-term acute care hospitals, 226 nursing and rehabilitation centers and a contract rehabilitation services business, Peoplefirst rehabilitation services, which served 341 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies in 2009 and 2010, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

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Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 1, 2010

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

Revenues	$1,053,012	$1,057,488	$3,224,213	$3,200,016

Income from continuing operations	$5,100	$5,388	$36,391	$46,267
Discontinued operations, net of income taxes:
Income (loss) from operations	(260)	13	(327)	(1,465)
Gain (loss) on divestiture of operations	86	52	3	(23,999)

Net income	$4,926	$5,453	$36,067	$20,803

Earnings per common share:
Basic:
Income from continuing operations	$0.13	$0.14	$0.92	$1.19
Discontinued operations:
Income (loss) from operations	(0.01)	—	(0.01)	(0.04)
Gain (loss) on divestiture of operations	—	—	—	(0.62)

Net income	$0.12	$0.14	$0.91	$0.53

Diluted:
Income from continuing operations	$0.13	$0.14	$0.92	$1.18
Discontinued operations:
Income (loss) from operations	(0.01)	—	(0.01)	(0.04)
Gain (loss) on divestiture of operations	—	—	—	(0.61)

Net income	$0.12	$0.14	$0.91	$0.53

Shares used in computing earnings per common share:
Basic	38,778	38,398	38,720	38,297
Diluted	38,838	38,524	38,855	38,419

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Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 1, 2010

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

Revenues	$1,053,012	$1,057,488	$3,224,213	$3,200,016

Salaries, wages and benefits	613,607	629,077	1,852,987	1,865,125
Supplies	83,753	82,400	255,094	246,648
Rent	89,295	88,081	266,595	260,164
Other operating expenses	234,968	221,524	707,859	663,684
Other income	(2,794)	(2,870)	(8,735)	(8,565)
Depreciation and amortization	29,167	31,992	90,140	93,837
Interest expense	1,642	1,741	4,247	6,448
Investment income	(403)	(746)	(903)	(3,254)

	1,049,235	1,051,199	3,167,284	3,124,087

Income from continuing operations before income taxes	3,777	6,289	56,929	75,929
Provision (benefit) for income taxes	(1,323)	901	20,538	29,662

Income from continuing operations	5,100	5,388	36,391	46,267
Discontinued operations, net of income taxes:
Income (loss) from operations	(260)	13	(327)	(1,465)
Gain (loss) on divestiture of operations	86	52	3	(23,999)

Net income	$4,926	$5,453	$36,067	$20,803

Earnings per common share:
Basic:
Income from continuing operations	$0.13	$0.14	$0.92	$1.19
Discontinued operations:
Income (loss) from operations	(0.01)	—	(0.01)	(0.04)
Gain (loss) on divestiture of operations	—	—	—	(0.62)

Net income	$0.12	$0.14	$0.91	$0.53

Diluted:
Income from continuing operations	$0.13	$0.14	$0.92	$1.18
Discontinued operations:
Income (loss) from operations	(0.01)	—	(0.01)	(0.04)
Gain (loss) on divestiture of operations	—	—	—	(0.61)

Net income	$0.12	$0.14	$0.91	$0.53

Shares used in computing earnings per common share:
Basic	38,778	38,398	38,720	38,297
Diluted	38,838	38,524	38,855	38,419

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Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 1, 2010

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	September 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$15,321	$16,303
Cash - restricted	5,383	5,820
Insurance subsidiary investments	63,344	106,834
Accounts receivable less allowance for loss	613,951	610,959
Inventories	22,313	22,303
Deferred tax assets	29,107	42,791
Income taxes	13,481	17,447
Other	21,366	21,194

	784,266	843,651

Property and equipment	1,682,692	1,515,700
Accumulated depreciation	(834,096)	(765,602)

	848,596	750,098

Goodwill	86,711	81,223
Intangible assets less accumulated amortization	71,038	64,491
Assets held for sale	11,279	8,806
Insurance subsidiary investments	116,348	100,223
Deferred tax assets	114,183	110,930
Other	68,606	62,802

	$2,101,027	$2,022,224

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$149,037	$161,066
Salaries, wages and other compensation	284,506	287,772
Due to third party payors	38,575	28,261
Professional liability risks	42,892	47,076
Other accrued liabilities	84,177	78,358
Long-term debt due within one year	89	86

	599,276	602,619
Long-term debt	165,080	147,647
Professional liability risks	216,146	195,126
Deferred credits and other liabilities	111,693	110,238

Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 39,476 shares - September 30, 2010 and 39,104 shares - December 31, 2009	9,869	9,776
Capital in excess of par value	826,060	820,407
Accumulated other comprehensive income (loss)	162	(423)
Retained earnings	172,741	136,834

	1,008,832	966,594

	$2,101,027	$2,022,224

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Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 1, 2010

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Cash flows from operating activities:
Net income	$4,926	$5,453	$36,067	$20,803
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,167	31,992	90,140	94,511
Amortization of stock-based compensation costs	2,593	2,449	8,114	7,548
Provision for doubtful accounts	6,110	7,100	18,387	21,747
Deferred income taxes	(3,017)	4,286	(13,744)	(5,221)
(Gain) loss on divestiture of discontinued operations	(86)	(52)	(3)	23,999
Other	(2,792)	(1,428)	(1,866)	(1,192)
Change in operating assets and liabilities:
Accounts receivable	8,146	(11,934)	(21,379)	(76,075)
Inventories and other assets	(1,088)	(2,194)	(7,574)	(11,755)
Accounts payable	(7,515)	7,972	(15,693)	(4,122)
Income taxes	3,981	(7,727)	25,734	38,374
Due to third party payors	12,123	5,413	10,099	(4,340)
Other accrued liabilities	15,361	16,062	22,573	37,932

Net cash provided by operating activities	67,909	57,392	150,855	142,209

Cash flows from investing activities:
Routine capital expenditures	(28,623)	(22,494)	(69,108)	(74,468)
Development capital expenditures	(20,364)	(11,481)	(40,219)	(38,389)
Acquisitions	(38,379)	(8,035)	(87,869)	(83,432)
Sale of assets	—	14,019	—	14,019
Purchase of insurance subsidiary investments	(10,566)	(18,808)	(34,684)	(77,480)
Sale of insurance subsidiary investments	11,138	17,658	72,971	97,677
Net change in insurance subsidiary cash and cash equivalents	(3,111)	1,177	(10,612)	16,852
Change in other investments	—	2	2	2,002
Other	698	(517)	1,279	3,877

Net cash used in investing activities	(89,207)	(28,479)	(168,240)	(139,342)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	457,900	295,600	1,109,900	952,500
Repayment of borrowings under revolving credit	(432,800)	(319,300)	(1,092,400)	(1,050,800)
Payment of deferred financing costs	(1,361)	(177)	(1,414)	(604)
Issuance of common stock	—	568	35	568
Other	(22)	(28)	282	(23)

Net cash provided by (used in) financing activities	23,717	(23,337)	16,403	(98,359)

Change in cash and cash equivalents	2,419	5,576	(982)	(95,492)
Cash and cash equivalents at beginning of period	12,902	39,727	16,303	140,795

Cash and cash equivalents at end of period	$15,321	$45,303	$15,321	$45,303

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Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 1, 2010

KINDRED HEALTHCARE, INC.

Supplemental Cash Flow Data

(Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Reconciliation of net cash flows provided by operating activities to free cash flows:
Net cash provided by operating activities	$67,909	$57,392	$150,855	$142,209
Less routine capital expenditures	(28,623)	(22,494)	(69,108)	(74,468)

Free cash flows available for investment and other capital uses	$39,286	$34,898	$81,747	$67,741

Routine capital expenditures represent expenditures necessary to maintain existing facilities that generally do not increase capacity or add services. As disclosed in the accompanying Condensed Consolidated Statement of Cash Flows, the Company also expends discretionary capital for the development of new facilities or the expansion of services at existing facilities. Due to the discretionary nature of these capital expenditures, they are excluded from the computation of free cash flows available for investment and other capital uses.

The Company recognizes that free cash flows available for investment and other capital uses is a non-GAAP measurement and is not intended to replace the presentation of the Company's cash flows in accordance with GAAP. The Company believes that this non-GAAP measurement provides important information to investors related to the amount of discretionary cash flows that are available for other investing and other financing activities. In addition, management uses free cash flows available for investment and other capital uses in making decisions related to acquisitions, development capital expenditures, long-term debt repayments and other uses.

- MORE -

Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 1, 2010

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2009 Quarters				2010 Quarters
	First	Second	Third	Fourth	First	Second	Third

Revenues	$1,069,474	$1,073,054	$1,057,488	$1,069,991	$1,089,837	$1,081,364	$1,053,012

Salaries, wages and benefits	615,218	620,830	629,077	617,961	627,175	612,205	613,607
Supplies	80,336	83,912	82,400	86,408	85,886	85,455	83,753
Rent	85,201	86,882	88,081	88,084	88,319	88,981	89,295
Other operating expenses	220,405	221,755	221,524	222,521	234,204	238,687	234,968
Other income	(2,872)	(2,823)	(2,870)	(2,947)	(3,084)	(2,857)	(2,794)
Depreciation and amortization	30,490	31,355	31,992	31,893	31,121	29,852	29,167
Interest expense	2,478	2,229	1,741	1,432	1,307	1,298	1,642
Investment (income) loss	(1,475)	(1,033)	(746)	(1,159)	(877)	377	(403)

	1,029,781	1,043,107	1,051,199	1,044,193	1,064,051	1,053,998	1,049,235

Income from continuing operations before income taxes	39,693	29,947	6,289	25,798	25,786	27,366	3,777
Provision (benefit) for income taxes	16,352	12,409	901	9,453	10,631	11,230	(1,323)

Income from continuing operations	23,341	17,538	5,388	16,345	15,155	16,136	5,100
Discontinued operations, net of income taxes:
Income (loss) from operations	(581)	(897)	13	2,396	(154)	87	(260)
Gain (loss) on divestiture of operations	—	(24,051)	52	567	(137)	54	86

Net income (loss)	$22,760	$(7,410)	$5,453	$19,308	$14,864	$16,277	$4,926

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.60	$0.45	$0.14	$0.42	$0.38	$0.41	$0.13
Discontinued operations:
Income (loss) from operations	(0.02)	(0.02)	—	0.06	—	—	(0.01)
Gain (loss) on divestiture of operations	—	(0.62)	—	0.01	—	—	—

Net income (loss)	$0.58	$(0.19)	$0.14	$0.49	$0.38	$0.41	$0.12

Diluted:
Income from continuing operations	$0.60	$0.45	$0.14	$0.42	$0.38	$0.41	$0.13
Discontinued operations:
Income (loss) from operations	(0.02)	(0.02)	—	0.06	—	—	(0.01)
Gain (loss) on divestiture of operations	—	(0.62)	—	0.01	—	—	—

Net income (loss)	$0.58	$(0.19)	$0.14	$0.49	$0.38	$0.41	$0.12

Shares used in computing earnings (loss) per common share:
Basic	38,184	38,307	38,398	38,465	38,626	38,756	38,778
Diluted	38,315	38,415	38,524	38,693	38,859	38,914	38,838

- MORE -

Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 1, 2010

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2009 Quarters				2010 Quarters
	First	Second	Third	Fourth	First	Second	Third
Revenues:
Hospital division	$492,509	$487,145	$468,069	$485,169	$507,062	$493,401	$465,198

Nursing center division	529,942	537,545	539,217	543,638	539,321	542,215	539,914

Rehabilitation division	117,647	120,450	122,625	114,316	120,144	122,061	124,243

	1,140,098	1,145,140	1,129,911	1,143,123	1,166,527	1,157,677	1,129,355

Eliminations	(70,624)	(72,086)	(72,423)	(73,132)	(76,690)	(76,313)	(76,343)

	$1,069,474	$1,073,054	$1,057,488	$1,069,991	$1,089,837	$1,081,364	$1,053,012

Income from continuing operations:
Operating income (loss):
Hospital division	$100,899	$91,027	$78,674	$93,211	$95,033	$90,893	$75,373	(a)

Nursing center division	75,574	79,522	73,383	77,111	70,249	76,493	69,077	(a)

Rehabilitation division	15,453	13,599	10,912	10,628	14,635	14,078	14,148	(a)

Corporate:
Overhead	(34,087)	(33,586)	(33,843)	(33,120)	(33,781)	(32,799)	(34,337)
Insurance subsidiary	(1,452)	(1,182)	(1,769)	(1,782)	(480)	(791)	(783)

	(35,539)	(34,768)	(35,612)	(34,902)	(34,261)	(33,590)	(35,120)

Operating income	156,387	149,380	127,357	146,048	145,656	147,874	123,478
Rent	(85,201)	(86,882)	(88,081)	(88,084)	(88,319)	(88,981)	(89,295)
Depreciation and amortization	(30,490)	(31,355)	(31,992)	(31,893)	(31,121)	(29,852)	(29,167)
Interest, net	(1,003)	(1,196)	(995)	(273)	(430)	(1,675)	(1,239)

Income from continuing operations before income taxes	39,693	29,947	6,289	25,798	25,786	27,366	3,777
Provision (benefit) for income taxes	16,352	12,409	901	9,453	10,631	11,230	(1,323	)(b)

	$23,341	$17,538	$5,388	$16,345	$15,155	$16,136	$5,100

(a)	Includes transaction costs approximating $0.4 million for the hospital division, $0.3 million for the nursing center division and $0.1 million for the rehabilitation division.
(b)	Includes a favorable prior year income tax reserve adjustment approximating $2.9 million.

- MORE -

Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 1, 2010

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(Unaudited)

(In thousands)

	Third Quarter 2009						Third Quarter 2010
	Hospital division	Nursing center division	Rehabilitation division	Corporate	Eliminations	Consolidated	Hospital division	Nursing center division	Rehabilitation division	Corporate	Eliminations	Consolidated

Revenues	$468,069	$539,217	$122,625	$—	$(72,423)	$1,057,488	$465,198	$539,914	$124,243	$—	$(76,343)	$1,053,012

Salaries, wages and benefits	218,506	279,313	105,990	25,268	—	629,077	215,590	267,665	104,963	25,403	(14)	613,607
Supplies	54,152	27,460	629	160	(1)	82,400	55,189	27,559	860	145	—	83,753
Rent	37,062	49,471	1,495	53	—	88,081	38,122	49,627	1,502	44	—	89,295
Other operating expenses	116,737	159,061	5,094	13,054	(72,422)	221,524	119,046	175,613	4,272	12,366	(76,329)	234,968
Other income	—	—	—	(2,870)	—	(2,870)	—	—	—	(2,794)	—	(2,794)
Depreciation and amortization	13,275	12,408	584	5,725	—	31,992	12,655	10,527	668	5,317	—	29,167
Interest expense	2	30	1	1,708	—	1,741	—	36	—	1,606	—	1,642
Investment income	(1)	(16)	(2)	(727)	—	(746)	—	(21)	—	(382)	—	(403)

	439,733	527,727	113,791	42,371	(72,423)	1,051,199	440,602	531,006	112,265	41,705	(76,343)	1,049,235

Income from continuing operations before income taxes	$28,336	$11,490	$8,834	$(42,371)	$—	6,289	$24,596	$8,908	$11,978	$(41,705)	$—	3,777

Provision (benefit) for income taxes						901						(1,323)

Income from continuing operations						$5,388						$5,100

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$10,226	$5,774	$269	$6,225	$—	$22,494	$9,113	$11,548	$351	$7,611	$—	$28,623
Development	10,884	597	—	—	—	11,481	12,900	7,464	—	—	—	20,364

	$21,110	$6,371	$269	$6,225	$—	$33,975	$22,013	$19,012	$351	$7,611	$—	$48,987

- MORE -

Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 1, 2010

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations (Continued)

(Unaudited)

(In thousands)

	Nine months ended September 30, 2009						Nine months ended September 30, 2010
	Hospital division	Nursing center division	Rehabilitation division	Corporate	Eliminations	Consolidated	Hospital division	Nursing center division	Rehabilitation division	Corporate	Eliminations	Consolidated

Revenues	$1,447,723	$1,606,704	$360,722	$—	$(215,133)	$3,200,016	$1,465,661	$1,621,450	$366,448	$—	$(229,346)	$3,224,213

Salaries, wages and benefits	657,379	824,596	306,010	77,140	—	1,865,125	664,317	805,560	307,457	75,667	(14)	1,852,987
Supplies	164,727	79,807	1,669	446	(1)	246,648	170,273	82,135	2,273	413	—	255,094
Rent	110,341	145,310	4,405	108	—	260,164	113,580	148,458	4,447	110	—	266,595
Other operating expenses	355,017	473,822	13,079	36,898	(215,132)	663,684	369,772	517,936	13,857	35,626	(229,332)	707,859
Other income	—	—	—	(8,565)	—	(8,565)	—	—	—	(8,735)	—	(8,735)
Depreciation and amortization	38,805	36,131	1,680	17,221	—	93,837	38,218	33,825	1,879	16,218	—	90,140
Interest expense	3	98	1	6,346	—	6,448	3	96	—	4,148	—	4,247
Investment income	(5)	(91)	(6)	(3,152)	—	(3,254)	(1)	(56)	(4)	(842)	—	(903)

	1,326,267	1,559,673	326,838	126,442	(215,133)	3,124,087	1,356,162	1,587,954	329,909	122,605	(229,346)	3,167,284

Income from continuing operations before income taxes	$121,456	$47,031	$33,884	$(126,442)	$—	75,929	$109,499	$33,496	$36,539	$(122,605)	$—	56,929

Provision for income taxes						29,662						20,538

Income from continuing operations						$46,267						$36,391

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$20,405	$34,533	$631	$18,899	$—	$74,468	$23,132	$24,732	$899	$20,345	$—	$69,108
Development	32,765	5,624	—	—	—	38,389	28,883	11,336	—	—	—	40,219

	$53,170	$40,157	$631	$18,899	$—	$112,857	$52,015	$36,068	$899	$20,345	$—	$109,327

- MORE -

Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 1, 2010

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2009 Quarters				2010 Quarters
	First	Second	Third	Fourth	First	Second	Third
Hospital data:
End of period data:
Number of hospitals	82	82	82	83	83	83	83
Number of licensed beds	6,520	6,520	6,520	6,580	6,580	6,576	6,563

Revenue mix %:
Medicare	56	55	55	56	56	56	55
Medicaid	10	10	11	9	9	9	9
Medicare Advantage	10	11	9	9	10	10	10
Commercial insurance and other	24	24	25	26	25	25	26

Admissions:
Medicare	7,421	7,117	6,875	7,283	7,432	7,125	6,769
Medicaid	1,052	1,053	1,165	984	997	990	1,022
Medicare Advantage	1,094	1,091	926	919	1,129	1,106	936
Commercial insurance and other	1,921	1,869	1,969	2,280	2,262	2,048	1,978

	11,488	11,130	10,935	11,466	11,820	11,269	10,705

Admissions mix %:
Medicare	65	64	63	63	63	63	63
Medicaid	9	9	11	9	8	9	10
Medicare Advantage	9	10	8	8	10	10	9
Commercial insurance and other	17	17	18	20	19	18	18

Patient days:
Medicare	197,377	197,203	188,712	196,067	202,882	195,964	179,324
Medicaid	50,868	50,485	53,585	47,352	47,813	45,952	48,514
Medicare Advantage	35,229	36,806	29,912	30,315	34,524	36,000	31,186
Commercial insurance and other	65,509	61,960	65,717	74,253	75,483	70,651	70,198

	348,983	346,454	337,926	347,987	360,702	348,567	329,222

Average length of stay:
Medicare	26.6	27.7	27.4	26.9	27.3	27.5	26.5
Medicaid	48.4	47.9	46.0	48.1	48.0	46.4	47.5
Medicare Advantage	32.2	33.7	32.3	33.0	30.6	32.5	33.3
Commercial insurance and other	34.1	33.2	33.4	32.6	33.4	34.5	35.5
Weighted average	30.4	31.1	30.9	30.3	30.5	30.9	30.8

- MORE -

Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 1, 2010

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2009 Quarters				2010 Quarters
	First	Second	Third	Fourth	First	Second	Third
Hospital data (continued):
Revenues per admission:
Medicare	$37,262	$37,748	$37,105	$37,620	$38,078	$38,938	$37,675
Medicaid	45,160	45,759	43,640	43,314	45,738	42,774	42,910
Medicare Advantage	46,387	46,950	47,597	47,807	45,187	46,169	48,122
Commercial insurance and other	61,286	63,716	59,957	54,662	56,344	59,842	61,314
Weighted average	42,872	43,769	42,805	42,314	42,899	43,784	43,456

Revenues per patient day:
Medicare	$1,401	$1,362	$1,352	$1,397	$1,395	$1,416	$1,422
Medicaid	934	954	949	900	954	922	904
Medicare Advantage	1,440	1,392	1,473	1,449	1,478	1,418	1,444
Commercial insurance and other	1,797	1,922	1,796	1,678	1,688	1,735	1,728
Weighted average	1,411	1,406	1,385	1,394	1,406	1,416	1,413

Medicare case mix index (discharged patients only)	1.22	1.23	1.19	1.18	1.21	1.21	1.19

Average daily census	3,878	3,807	3,673	3,782	4,008	3,830	3,579
Occupancy %	66.0	64.7	63.6	64.3	68.2	66.1	62.0

Annualized employee turnover %	21.3	22.1	22.8	22.1	21.8	22.6	22.3

Nursing center data:
End of period data:
Number of nursing centers:
Owned or leased	218	218	218	218	218	219	222
Managed	4	4	4	4	4	4	4

	222	222	222	222	222	223	226

Number of licensed beds:
Owned or leased	27,138	27,138	27,086	27,038	27,038	27,223	27,493
Managed	485	485	485	485	485	485	485

	27,623	27,623	27,571	27,523	27,523	27,708	27,978

Revenue mix %:
Medicare	35	35	34	33	35	34	33
Medicaid	41	41	42	43	41	41	41
Medicare Advantage	6	6	6	6	6	7	7
Private and other	18	18	18	18	18	18	19

- MORE -

Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 1, 2010

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2009 Quarters				2010 Quarters
	First	Second	Third	Fourth	First	Second	Third
Nursing center data (continued):
Patient days (excludes managed facilities):
Medicare	374,853	375,140	360,009	353,443	369,102	363,149	346,837
Medicaid	1,326,654	1,323,157	1,357,596	1,368,198	1,312,517	1,292,246	1,289,643
Medicare Advantage	80,352	82,652	84,322	86,449	87,692	92,051	91,643
Private and other	403,320	415,510	415,467	403,166	397,550	415,921	437,413

	2,185,179	2,196,459	2,217,394	2,211,256	2,166,861	2,163,367	2,165,536

Patient day mix %:
Medicare	17	17	16	16	17	17	16
Medicaid	61	60	61	62	61	60	60
Medicare Advantage	4	4	4	4	4	4	4
Private and other	18	19	19	18	18	19	20

Revenues per patient day:
Medicare Part A	$457	$459	$464	$466	$470	$469	$468
Total Medicare (including Part B)	497	500	508	510	513	515	519
Medicaid	165	167	166	170	168	171	171
Medicare Advantage	380	392	398	405	398	400	405
Private and other	235	232	234	239	238	234	232
Weighted average	243	245	243	246	249	250	249

Average daily census	24,280	24,137	24,102	24,035	24,076	23,773	23,538
Admissions (excludes managed facilities)	18,166	18,456	17,803	18,376	19,026	18,924	19,383
Occupancy %	89.3	88.9	88.9	88.9	89.0	87.3	86.8
Medicare average length of stay	34.8	35.5	36.3	35.1	33.7	35.2	34.3

Annualized employee turnover %	37.9	39.9	40.2	38.9	36.7	38.8	39.8

Rehabilitation data:
Revenue mix %:
Company-operated	61	60	59	64	64	63	61
Non-affiliated	39	40	41	36	36	37	39

Sites of service (at end of period)	661	659	660	622	619	633	650
Revenue per site	$177,984	$182,775	$185,797	$183,789	$194,094	$192,829	$191,142

Therapist productivity %	84.8	84.8	83.5	83.8	83.8	84.2	82.1

Annualized employee turnover %	10.9	11.6	13.1	12.8	12.6	14.2	15.4

- MORE -

Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 1, 2010

KINDRED HEALTHCARE, INC.

Earnings Per Common Share Reconciliation (a)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,				Nine months ended September 30,
	2010		2009		2010		2009
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Earnings:
Income from continuing operations:
As reported in Statement of Operations	$5,100	$5,100	$5,388	$5,388	$36,391	$36,391	$46,267	$46,267
Allocation to participating unvested restricted stockholders	(91)	(91)	(90)	(90)	(664)	(662)	(833)	(830)

Available to common stockholders	$5,009	$5,009	$5,298	$5,298	$35,727	$35,729	$45,434	$45,437

Discontinued operations, net of income taxes:
Income (loss) from operations:
As reported in Statement of Operations	$(260)	$(260)	$13	$13	$(327)	$(327)	$(1,465)	$(1,465)
Allocation to participating unvested restricted stockholders	5	5	—	—	6	6	26	26

Available to common stockholders	$(255)	$(255)	$13	$13	$(321)	$(321)	$(1,439)	$(1,439)

Gain (loss) on divestiture of operations:
As reported in Statement of Operations	$86	$86	$52	$52	$3	$3	$(23,999)	$(23,999)
Allocation to participating unvested restricted stockholders	(2)	(2)	(1)	(1)	—	—	432	431

Available to common stockholders	$84	$84	$51	$51	$3	$3	$(23,567)	$(23,568)

Net income:
As reported in Statement of Operations	$4,926	$4,926	$5,453	$5,453	$36,067	$36,067	$20,803	$20,803
Allocation to participating unvested restricted stockholders	(88)	(88)	(91)	(91)	(658)	(656)	(375)	(373)

Available to common stockholders	$4,838	$4,838	$5,362	$5,362	$35,409	$35,411	$20,428	$20,430

Shares used in the computation:
Weighted average shares outstanding - basic computation	38,778	38,778	38,398	38,398	38,720	38,720	38,297	38,297

Dilutive effect of employee stock options		60		126		135		122

Adjusted weighted average shares outstanding - diluted computation		38,838		38,524		38,855		38,419

Earnings per common share:
Income from continuing operations	$0.13	$0.13	$0.14	$0.14	$0.92	$0.92	$1.19	$1.18
Discontinued operations:
Income (loss) from operations	(0.01)	(0.01)	—	—	(0.01)	(0.01)	(0.04)	(0.04)
Gain (loss) on divestiture of operations	—	—	—	—	—	—	(0.62)	(0.61)

Net income	$0.12	$0.12	$0.14	$0.14	$0.91	$0.91	$0.53	$0.53

(a)	Earnings per common share are based upon the weighted average number of common shares outstanding during the respective periods. The diluted calculation of earnings per common share includes the dilutive effect of stock options. On January 1, 2009, the Company adopted the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that certain unvested restricted stock be included as a participating security in the basic and diluted earnings per common share calculation pursuant to the two-class method.

- MORE -

Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 1, 2010

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results

(Unaudited)

(In thousands, except per share amounts)

In addition to the results provided in accordance with GAAP, the Company has discussed the term EBITDA in this earnings release as a measure of financial performance over the past twelve months. The Company’s management uses EBITDA as a meaningful measure of operational performance in addition to other measures. The Company’s management also uses EBITDA to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. A reconciliation of EBITDA to income from continuing operations for the twelve months ended September 30, 2010 follows:

					Twelve months ended September 30, 2010
	Quarters
	2009	2010
	Fourth	First	Second	Third

Revenues	$1,069,991	$1,089,837	$1,081,364	$1,053,012	$4,294,204

Salaries, wages and benefits	617,961	627,175	612,205	613,607	2,470,948
Supplies	86,408	85,886	85,455	83,753	341,502
Rent	88,084	88,319	88,981	89,295	354,679
Other operating expenses	222,521	234,204	238,687	234,968	930,380
Other income	(2,947)	(3,084)	(2,857)	(2,794)	(11,682)

Operating expenses	1,012,027	1,032,500	1,022,471	1,018,829	4,085,827

EBITDA	57,964	57,337	58,893	34,183	208,377

Depreciation and amortization	31,893	31,121	29,852	29,167	122,033
Interest expense	1,432	1,307	1,298	1,642	5,679
Investment (income) loss	(1,159)	(877)	377	(403)	(2,062)

Income from continuing operations before income taxes	25,798	25,786	27,366	3,777	82,727
Provision (benefit) for income taxes	9,453	10,631	11,230	(1,323)	29,991

Income from continuing operations	$16,345	$15,155	$16,136	$5,100	$52,736

Earnings per common share:
Basic	$0.42	$0.38	$0.41	$0.13
Diluted	$0.42	$0.38	$0.41	$0.13

Shares used in computing earnings per common share:
Basic	38,465	38,626	38,756	38,778
Diluted	38,693	38,859	38,914	38,838

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Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 1, 2010

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2010 - Continuing Operations

(Unaudited)

(In millions, except per share amounts)

	Earnings Guidance Ranges (a)
	As of November 1, 2010		As of August 4, 2010
	Low	High	Low	High

Operating income	$569	$574	$567	$575

Rent	358	358	359	359
Depreciation and amortization	122	122	123	123
Interest, net	7	7	5	5

Income from continuing operations before income taxes	82	87	80	88
Provision for income taxes	31	33	32	34

Income from continuing operations	51	54	48	54
Allocation to participating unvested restricted stockholders	1	1	1	1

Available to common stockholders	$50	$53	$47	$53

Earnings per diluted share	$1.30	$1.35	$1.20	$1.35

Shares used in computing earnings per diluted share	38.9	38.9	39.0	39.0

(a)	The Company’s earnings guidance reflects the anticipated impact of reimbursement changes related to the revised Medicare patient classification categories under RUGs IV and related policies for nursing centers and rehabilitation therapy services that became effective on October 1, 2010. While not material to the fourth quarter, the five LTAC hospitals and three nursing and rehabilitation centers recently acquired by the Company are included in the Company's earnings guidance. The earnings guidance does not reflect any other reimbursement changes or acquisitions, nor does it include any divestitures or repurchases of common stock.

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